FIRST AMENDMENT TO LEASE
(Adding Additional Premises)

THIS FIRST AMENDMENT TO LEASE (this "Amendment") is executed as of the 21st day of November, 2013 (the "Effective Date"), between SRI-WR ELLIOTT AVENUE LLC, a Delaware limited liability company ("Landlord") and ZULILY, INC., a Delaware corporation ("Tenant").
RECITALS
A. Landlord and Tenant entered into a lease dated as of May 2, 2013 (the "Lease"), pursuant to which Tenant leases from Landlord certain premises (the "Existing Premises") in the building (the "Building") located at 2601 Elliott Avenue, Seattle, Washington. Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease. A legal description of the Land is attached hereto as Exhibit C.
B. Tenant has exercised its Expansion Option with respect to certain premises on the second (2nd) and third (3rd) floors of the Building pursuant to Section 10 of Exhibit F to the Lease.
C. Landlord and Tenant desire to amend the Lease to add such additional premises on the second (2nd) and third (3rd) floors of the Building to the Lease on the terms and conditions contained herein.
D. Landlord and Tenant desire to further amend the Lease to modify (i) the portions of the Existing Premises included in Increments 1 and 3 of the Premises, (ii) the Commencement Date and Rent Commencement Date of the as-modified Increment 3 of the Existing Premises, (iii) the respective Deletion Dates with respect to the portions of the Staging Premises located on the third (3rd) and fourth (4th) floors of the Building, all on the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
1. Additional Premises; Term. Effective as of the applicable Additional Premises Commencement Date (as defined below), and continuing through the balance of the Term, the space located on the second (2nd) floor of the Building shown outlined on the attached Exhibit A-2 (the "2nd Floor Additional Premises") shall be added to the premises covered by the Lease, and the space located on the third (3rd) floor of the Building shown outlined on the attached Exhibit A-3 (the "3rd Floor Additional Premises") shall be added to the premises covered by the Lease. The 2nd Floor Additional Premises and the 3rd Floor Additional Premises are individually and collectively referred to herein as the "Additional Premises"). Commencing as of the applicable Additional Premises Commencement Date, all references in the Lease to the "Premises" shall be deemed to include the respective Additional Premises. All terms, covenants and conditions of the Lease applicable to the Existing Premises shall apply to the Additional Premises, except as expressly set forth in this Amendment. Landlord and Tenant hereby stipulate for all purposes of the Lease that the 2nd Floor Additional Premises (commonly known as "2 South") contains 21 ,913 rentable square feet, and the 3rd Floor Additional Premises (commonly known as "3 South") contains 22,905 rentable square feet.
The "Additional Premises Commencement Date" shall mean the date on which Landlord shall deliver the applicable Additional Premises to Tenant in the condition required by Paragraph 2 below.
The parties hereby confirm that the Additional Premises Commencement Date with respect to the 2nd Floor Additional Premises occurred on September 15, 2013. The scheduled Additional Premises Commencement Date with respect to the 3rd Floor Additional Premises is March 1, 2014. Landlord shall use reasonable efforts to deliver the 3rd Floor Additional Premises to Tenant on its scheduled Additional Premises Commencement Date. If Landlord, for any reason whatsoever, is delayed in delivering possession of the 3rd Floor Additional Premises to Tenant beyond its scheduled Additional Premises Commencement Date, neither this Amendment nor the Lease shall be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but as Tenant's sole remedy (in addition to the next paragraph) the Additional Premises Rent Commencement Date applicable thereto shall be delayed by a corresponding number of days.
Notwithstanding the foregoing, as set forth in Section 10.CA of Exhibit F to the Lease, if Landlord shall not deliver the 3rd Floor Additional Premises to Tenant within ninety (90) days of its scheduled Additional Premises Commencement Date, as such ninety (90) day period shall be extended for any delay due to Limited Force Majeure (as defined in Section 4 of the Lease), Tenant shall have the right to terminate its lease of such Additional Premises (only) by notice thereof to Landlord given within ten
(10) Business Days after the expiration of such ninety (90) day period as so extended.

Upon either party's request after each Additional Premises Commencement Date, the parties shall execute a letter in the form of Exhibit D to the Lease confirming the applicable Additional Premises Commencement Date and Additional Premises Rent Commencement Date.
2. Condition of Additional Premises; The Additional Premises Allowance.
a. Additional Premises As-Is; Tenant Improvements. Except as set forth in Sections
l.D. and l.H.(vi) of the Work Letter (which the parties acknowledge shall be applicable to the Additional Premises), Landlord shall deliver the Additional Premises to Tenant in its as-is condition, and Landlord shall have no obligation to make or, except as provided below in Paragraph 2.b., pay for, any alterations, additions, improvements or renovations thereto to prepare the same for Tenant's occupancy.
b. Allowance. The parties acknowledge that the Work Letter shall apply to the Additional Premises, except as expressly set forth in this Paragraph 2.b. and in Paragraph 2.a. above. The "Allowance" with respect to the 2nd Floor Additional Premises shall be Fifty Dollars ($50.00) per rentable square foot of the 2nd Floor Additional Premises (i.e., an aggregate amount of $1,095,650.00), and with respect to the 3rd Floor Additional Premises shall be Forty-Eight and 3311 00 Dollars ($48.33) per rentable square foot of the 3rd Floor Additional Premises (i.e., an aggregate amount of $1,106,998.65). Pursuant to clause (ii) of Section l.F. of the Work Letter, in addition to the Allowance, and not as a deduction therefrom, Landlord shall reimburse Tenant up to Two and 5011 00 Dollars ($2.50) per rentable square foot of the 2nd Floor Additional Premises (i.e., an aggregate amount of $54,782.50) and of the 3rd Floor Additional Premises (i.e., an aggregate amount of $57,262.50), respectively, for the costs described in said Section. Clause (i) of Section I.F. of the Work Letter shall not apply to the Additional Premises.
3. Base Rent. Base Rent for the 2nd Floor Additional Premises shall commence on January 15, 2014 (the "2nd Floor Additional Premises Rent Commencement Date") and shall continue thereafter as set forth on Schedule I attached hereto. Base Rent for the 3rd Floor Additional Premises shall commence on June 1,2014 (the "3rd Floor Additional Premises Rent Commencement Date") and shall continue thereafter as set forth on Schedule I attached hereto.
4. Expenses and Taxes: Tenant's Pro Rata Share. The parties acknowledge that Exhibit .!2. to the Lease shall apply to the Additional Premises, and for such purposes Tenant's Pro Rata Share shall be 6.45% with respect to the 2nd Floor Additional Premises and 6.74% with respect to the 3rd Floor Additional Premises. For the convenience of the parties, Schedule 2 attached hereto sets forth Tenant's Pro Rata Share with respect to the Additional Premises and also includes Tenant's Pro Rata Share with respect to the Existing Premises after giving effect to Paragraph 6 below.
5. Letter of Credit. To take into account Tenant's lease of the Additional Premises, the Letter of Credit delivered by Tenant to Landlord pursuant to Sections 1.08 and 6 of the Lease shall be increased by the amount of $1,100,000.00 by an amendment thereto delivered to Landlord no later than ten (10) Business Days after the date of this Amendment, and the reductions in the amount of the Letter of Credit set forth in Section 6 of the Lease shall be amended so that the reductions in the amount of $1,000,000.00 shall instead be reductions in the amount of $1,200,000.00, and the reduction in the amount of $1,500,000 shall instead be a reduction in the amount of $1,800,000.00.
6. Modification of Increments 1 and 3. The parties desire to move 17,853 rentable square feet of Increment 3 of the Existing Premises into Increment 1 of the Existing Premises, and to accelerate the Commencement Date and Rent Commencement Date of the remaining portion of Increment 3 of the Existing Premises. Accordingly, (i) Exhibit A to the Lease is hereby deleted, and Exhibit A attached hereto, showing Increments 1 through 4 of the Existing Premises as so modified, is hereby substituted in place thereof, (ii) the Premises Table set forth in Section 1.02 of the Lease is hereby modified to read in its entirety as set forth below, (iii) the Base Rent for the as-modified Increments 1 and 3 of the Existing Premises shall be amended as set forth on Schedule I attached hereto, (iv) Tenant's Pro-Rata Share for the as-modified Increments 1 and 3 of the Existing Premises shall be amended as set forth on Schedule 2 attached hereto, and (v) the Allowance with respect to Increment 3, as set forth in Section I.B. of the Work Letter, is hereby increased to Forty-Eight and 331100 Dollars ($48.33) per rentable square foot of Increment 3 (i.e., an aggregate amount of $935,330.49). For the convenience of the parties, (x) Schedule 1 attached hereto includes the entirety of Schedule 1 of the Lease as so amended (and Schedule 1 attached hereto also corrects a typographical error in Schedule 1 of the Lease by changing each reference therein to "1/30" (i.e., January 30th) to " 1/31" (i.e., January 31st», and (y) Schedule 2 attached hereto includes the entirety of the table contained in Section 1.04 of the Lease as so amended.

Increment	Commencement Date	Rent Commencement Date	Floor(s)	Rentable Square Footage	Cumulative Rentable Square Footaqe

1	9/15/13	1/15/14	1 North 2 North 3 North	42,620 42,109 17,853	102,582
2	1/15/14	5/15/14	Ground	58,073	160,655
3	3/1114	6/1/14	3 Center	19,353	180,008
4	1/1/16	4/1/16	4 North 1 South	37,008 19,060	236,076

7. Tenant's Right to Accelerate Increment 4 Commencement Date. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have an ongoing option (the "Acceleration Option") to accelerate the Commencement Date of all or any portion of Increment 4 that is not then subject to a lease or any right of first offer, right of first refusal, renewal or extension option, or any other right or option in favor of any other party. Tenant shall exercise the Acceleration Option by providing Landlord with notice thereof (each, an "Acceleration Notice"), in which Tenant shall designate the location and rentable square footage of the Increment 4 space requested by Tenant (the "Accelerated Increment 4 Space") and the commencement date with respect to Tenant's lease thereof (which shall not be less than 90 days from the date of Tenant's notice nor more than 120 days from the date of Tenant's notice). Tenant shall have no right to designate any Accelerated Increment 4 Space that is not then separately demised as a leaseable unit of space, nor may Tenant designate as Accelerated Increment 4 Space less than the entire rentable area of any floor of the Building (or less than the entire rentable area on the north or south wing of any floor) if such floor (or wing) is not then constituted as a multi-tenant floor (or wing) (i.e., if the entire rentable area of any floor or wing is available for lease, Tenant's Acceleration Notice shall apply to all, and not less than all, of the entire rentable area of such floor or wing), unless in each such case Tenant, at Tenant's sole cost and expense, performs all work necessary to separately demise the Accelerated Increment 4 Space and to create entrances to the remaining leasable units of space on such floor or wing, and, to the extent not then existing, to create a multi-tenant corridor on such floor or wing so that the entrances to the remaining leasable units of space are accessible. In addition, if Tenant shall designate as Accelerated Increment 4 Space less than the entire rentable area of any floor of the Building (or less than the entire rentable area on the north or south wing of any floor), by notice to Tenant given within ten (10) Business Days after Landlord's receipt of tenant Acceleration Notice, Landlord shall have the right to nullity Tenant's exercise of its Acceleration Option if the remaining space on such floor or wing, as applicable, would be of such size or configuration as not to be reasonably leasable by Landlord, as reasonably determined by Landlord.
If Landlord is delayed delivering possession of the Accelerated Increment 4 Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Accelerated Increment 4 Space shall be postponed until the date Landlord delivers possession of the Accelerated Increment 4 Space to Tenant free from occupancy by any party.
If Tenant exercises the Acceleration Option granted herein, Landlord shall use reasonable efforts to deliver the Accelerated Increment 4 Space to Tenant on the stated availability date for the lease thereof. Tenant acknowledges that Landlord does not guarantee that the Accelerated Increment 4 Space will be available on the stated availability date for the lease thereof, if the then existing occupants of the Accelerated Increment 4 Space shall hold over, or delivery is delayed for any other reason beyond Landlord's reasonable control, and in such event, as Tenant's sole recourse, the term of the Lease as respects the Accelerated Increment 4 Space shall not commence until Landlord delivers the same to Tenant; provided, however, that if Landlord shall not deliver the Accelerated Increment 4 Space to Tenant within ninety (90) days of the stated availability date for the lease thereof, as such ninety (90) day period shall be extended for any delay due to Limited Force Majeure (as defined in Section 4 of the Lease), Tenant shall have the right to terminate its lease of the Accelerated Increment 4 Space by notice thereof to Landlord given within ten (10) Business Days after the expiration of such ninety (90) day period as so extended.
Upon Tenant's election to lease the Accelerated Increment 4 Space, Landlord and Tenant shall promptly enter into an amendment to the Lease (including modification of the Premises Table set forth in Section 1.02 of the Lease, and Schedule 1 and Section 1.04 of the Lease, as appropriate in each case), adding such Accelerated Increment 4 Space to the Premises at the Rent and on the other terms and conditions applicable to Increment 4 as set forth in the Lease, except as expressly provided above, and except further that (i) the Rent Commencement Date shall be ninety (90) days after the Commencement Date of such Accelerated Increment 4 Space, (ii) the Allowance for the Accelerated Increment 4 Space

shall be pro-rated to reflect the Lease Term with respect to the Accelerated Increment 4 Space as set forth on Schedule 3 attached hereto, and (iii) pursuant to clause (ii) of Section I.F. of the Work Letter, in addition to the Allowance, and not as a deduction therefrom, Landlord shall reimburse Tenant up to Two and 5011 00 Dollars ($2.50) per rentable square foot of the Accelerated Increment 4 Space.
8. Staging Premises.
a. The Staging Premises demised to Tenant pursuant to Section 5 of Exhibit F to the Lease is hereby amended to include 4,911 rentable square feet on the fourth (4th) floor of the Building as shown outlined on Exhibit I attached hereto (the "Additional Staging Premises"). The Additional Staging Premises shall be subject to all of the terms, covenants and conditions of the Lease applicable to the Staging Premises, except that (i) the Staging Period for the Additional Staging Premises shall commence on November 8, 2013, subject to delay in Landlord's delivery thereof due to any tenant holdover or other delays caused by Force Majeure, (ii) the Deletion Date for the Additional Staging Premises shall be May 31,2014, and (iii) the monthly Base Rent payable by Tenant for Tenant's holdover of the Additional Staging Premises beyond the Deletion Date shall be $14,426.06 (which equals $35.25 per rentable square foot per annum).
b. The Deletion Date with respect to the portion of the Staging Premises located on the third (3rd) floor of the Building, as set forth in Section 5.A. of Exhibit F to the Lease, is hereby amended to be February 28, 2014, and the Deletion Date with respect to the portion of the Staging Premises located on the fourth (4th) floor of the Building, as set forth in Section 5.A. of Exhibit F to the Lease, is hereby amended to be May 31,2014.
9. Work Letter Revisions.
a. In addition to the amounts currently provided by Landlord to Tenant pursuant to the Work Letter, Landlord shall reimburse Tenant (or, at Tenant's direction, directly pay to the contractor designated by Tenant), up to the amount of Nine Thousand Eight Hundred Twenty-Two Dollars ($9,822.00) for the cost of Tenant performing demolition work to the Additional Staging Premises substantially in accordance with the demolition plans dated October 13, 2013, prepared by mYamaguchi Architect.
b. Notwithstanding anything to the contrary in Section LB. of the Work Letter, Tenant may use a portion of the Allowance applicable to Increment 4 towards the costs of the Alterations in the portion of the Staging Premises located on the first floor of the Building (1 South, which the parties acknowledge will constitute a portion of Increment 4 of the Premises from and after the Increment 4 Commencement Date), except that the portion of the Increment 4 Allowance so used shall not exceed Five Dollars ($5.00) per rentable square foot of such first floor Staging Premises.
c. Pursuant to the existing provisions of Section LB. of the Work Letter, Tenant may use a portion of the Allowance applicable to Increment 3 towards the costs of the Alterations in the Staging Premises. Landlord and Tenant acknowledge and agree that the portion of the Increment 3 Allowance so used may only be used towards the costs of the Alterations in the Increment 3 Staging Premises, and that the portion of the Allowance so used shall not exceed Five Dollars ($5.00) per rentable square foot of the Increment 3 Staging Premises.
d. Section I.H of the Work Letter is amended to read in its entirety as follows:
"Landlord, at Landlord's sole cost and expense, shall perform the following work in the Building ("Landlord's Work"):

(i)	Create a loading dock on the north side of the ground floor of the Building, and such north side loading dock shall be for Tenant's exclusive use (completion date 6/1/2014);

(ii)
Expand and renovate the main lobby of the Building (completion date 9/1/2014) and the skybridge lobby of the Building (completion date 1/15/2014) consistent with the character of a high-tech adaptive re-use project substantially in accordance with the concept plans dated March 12, 2013, prepared by GGLO and Wright Runstad & Company, captioned "Concept Design Package";

(iii)	Install a freight elevator at the north end of the Building within the existing elevator shaft at gridline 7 (completion date 6/1/2014);

(iv)	Expand the bicycle parking area in the Garage to create capacity in a covered area of the Garage for 50 bicycles for every 100,000 rentable square feet of the Premises (completion date 1115/2014);

(v)	Provide a workout 1 shower and changing area, with lockers, in the retail space in the Garage (completion date 1/15/2014);

(vi)	Remove all existing Cable from the Premises (the "Cable Removal Work") (see below paragraph for completion dates);

(vii)	Paint the exterior of the Building and install an awning consistent with the character and quality of the Building (completion date 7/14/2014);

(viii)
Perform landscape work substantially in accordance with the concept plans dated March 12, 2013, prepared by GGLO and Wright Runstad & Company, captioned "Concept Design Package" (completion date 7/14/2014); and

(ix)	Install electrical submeter(s) to measure electricity furnished to the Premises (other than electricity utilized to furnish base Building HVAC service) (see below paragraph for completion dates).
Except as expressly provided in any plans referenced above with respect to Landlord's Work, particularly the concept plans referenced in clause (ii) above, the design and scope of Landlord's Work, including the materials and finishes thereof, shall be as determined by Landlord in its good faith discretion. Landlord shall complete the Cable Removal Work in each Increment prior to delivery of such Increment to Tenant, it being acknowledged by the parties that the Cable Removal Work in the portion of the Staging Premises that is included in Increment 3 of the Premises will be performed by Landlord after Tenant surrenders such Staging Space as such, and prior to Landlord's re-delivery of such space to Tenant as part of Increment 3 of the Premises. If Tenant does not surrender the portion of the Staging Premises that is included in Increment 3 of the Premises by the date that is fifteen (15) days prior to the scheduled Commencement Date for Increment 3, as set forth in Section 1.02 of the Lease, then Landlord shall have no obligation to perform the Cable Removal Work in such portion of Increment 3. Landlord's installation of electrical submeters pursuant to clause (ix) above shall be completed as to each Increment prior to the respective Rent Commencement Date of such Increment, subject to delays caused by Force Majeure. The balance of Landlord's Work (Le., all of Landlord's Work other than the Cable Removal Work and the submeter installation work) shall be completed by Landlord no later than the respective completion dates set forth in the above clauses describing Landlord's Work, subject to delays caused by Force Majeure. Landlord and Tenant shall cooperate with each other and coordinate the scheduling of the construction of Landlord's Work and the Initial Alterations so as to cause all such work to proceed in an efficient and orderly manner."
10. Real Estate Brokers. Tenant represents and warrants to Landlord that it has negotiated this Amendment directly with Jones Lang LaSalle, acting on behalf of Landlord, and Washington Partners, Inc., acting on behalf of Tenant, and that Tenant has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Amendment. Tenant shall hold Landlord harmless from and indemnifY and defend Landlord against any and all claims by any real estate broker or salesman other than the foregoing brokers for a commission, finder's fee or other compensation as a result of having dealt with Tenant in connection with Tenant's entering into this Amendment. Landlord shall pay any commissions payable to the aforesaid named brokers by reason of this Amendment pursuant to separate agreement(s), and Landlord shall hold Tenant harmless from and indemnify and defend Tenant against any and all claims by reason of Landlord's failure to pay such commissions, and against any and all claims by any other real estate broker that Landlord has authorized or employed, or acted by implication to authorize or to employ, to act for Landlord in connection with this Amendment.
II. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to amend the Lease or a reservation of or option to amend the Lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.
12. Authority. Tenant hereby represents and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Real Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all Tenant's obligations hereunder, and
(d) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.
13. Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this document as of the date and year first above written.

Landlord:			Tenant:

SRI-WR ELLIOTT AVENUE LLC, a Delaware limited liability company			ZULILY, INC., a Delaware corporation

By:	/s/ James A. Pierre	By:	/s/ Robert Spieth

Name:	James A. Pierre	Name:	Robert Spieth

Title	Vice President	Title	Chief Operating Officer

EXHIBIT A
OUTLINE AND LOCATION OF AS-MODIFIED INCREMENTS 1 THROUGH 4 OF EXISTING PREMISES

EXHIBIT A-2

OUTLINE AND LOCATION OF 2ND FLOOR ADDITIONAL PREMISES

EXHIBIT A-3
OUTLINE AND LOCATION OF 3RD FLOOR ADDITIONAL PREMISES

EXHIBIT C
LEGAL DESCRIPTION OF THE LAND
This Exhibit is attached to and made a part of the Lease by and between SRI-WR ELLIOTT AVENUE LLC, a Delaware limited liability company ("Landlord"), and ZULILY, INC., a Delaware corporation ("Tenant"), for space in the Building located at 2601 Elliott Avenue, Seattle, Washington .
THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF WASHINGTON, COUNTY OF KING, AND IS DESCRIBED AS FOLLOWS:
BLOCKS 7 AND 12 OF THE PORTION OF THE TOWN OF SEATTLE, AS LAID OUT ON THE LAND CLAIM OF WILLIAM H. BELL AND THE NORTHWESTERN EXTREMITY OF THE CLAIM OF AA DENNY (COMMONLY KNOWN AS BELL AND DENNY'S ADDITION TO THE CITY OF SEATTLE), AS PER PLAT RECORDED IN VOLUME 1 OF PLATS, PAGE 29,. RECORDS OF KING COUNTY;
EXCEPT THAT PORTION THEREOF LYING WITHIN SUPPLEMENTAL PLAT OF SEATTLE TIDE LANDS;
TOGETHER WITH BLOCKS 169B AND 169C OF THE SUPPLEMENTAL PLAT OF SEATTLE TIDE LANDS, AS SHOWN ON THE OFFICIAL MAPS OF SEATTLE TIDE LANDS ON FILE IN THE OFFICE OF THE COMMISSIONER OF PUBLIC LANDS AT OLYMPIA, WASHINGTON;
AND TOGETHER WITH THAT PORTION OF VACATED CEDAR STREET ADJOINING, AS VACATED UNDER CITY OF SEATTLE ORDINANCE NO. 90532 WHICH, UPON VACATION, ATTACHES TO SAID PROPERTY BY OPERATION OF LAW;
AND TOGETHER WITH THAT PORTION OF VACATED ALASKAN WAY ADJOINING, AS VACATED UNDER CITY OF SEATTLE ORDINANCE NO. 109009 WHICH, UPON VACATION , ATTACHES TO SAID PROPERTY BY OPERATION OF LAW;
SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.
AND
[note: following is legal for the portion of the Land on which the Garage is located]
LOTS 1, 2,3 AND 4 IN BLOCK 8 OF THE PORTION OF THE TOWN OF SEATTLE, AS LAID OUT ON THE CLAIM OF WILLIAM H. BELL AND THE NORTHWESTERN EXTREMITY OF THE CLAIM OF AA DENNY (COMMONLY KNOWN AS BELL AND DENNY'S ADDITION TO THE CITY OF SEATTLE), AS PER PLAT RECORDED IN VOLUME 1 OF PLATS, PAGE 29, RECORDS OF KING COUNTY;
SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.

EXHIBIT I

OUTLINE AND LOCATION OF ADDITIONAL STAGING PREMISES

LANDLORD ACKNOWLEDGMENT
LIMITED LIABILITY COMPANY
STATEOF __________)

)	ss.
COUNTY OF _______ )

On this the ____ day of ____, 2013, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared _____________________ known to me to be _____________________ of SRI-WR ELLIOTT AVENUE LLC, one of the parties described in the foregoing instrument, and acknowledged that as such , being authorized so to do, (s)he executed the foregoing instrument on behalf of said limited liability company as a free and voluntary act, and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.
Notary Public
___________________

Printed Name
____________________

Residing at: ____________________
My Commission Expires: ____________________

TENANT ACKNOWLEDGMENT
Corporation
STATE OF WASHINGTON)
) ss.

COUNTY OF KING	)

On this the _ day of ____ , 2013, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared ______________ known to me to be _____________of Zulily, Inc., one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
Notary Public
___________________

Printed Name
___________________

Residing at: ____________________

My Commission Expires: ____________________

SCHEDULE 1
BASE RENT FOR 2ND FLOOR ADDITIONAL PREMISES

PERIOD	BASE RENT ANNUM (RSF)	MONTHLY BASE RENT
1/15/14-1/31/15	$23.50	$42,912.96

2/1/15-1/31/16	$24.50	$44,739.04

2/1/16-1/31/17	$25.50	$46,565.13

2/1/17-1/31/18	$26.50	$48,391.21

2/1/18-1/31/19	$27.50	$50,217.29

2/1/19-1/31/20	$28.50	$52,043.38

2/1/20-1/31/21	$29.50	$53,869.46

2/1/21-1/31/22	$30.50	$55,695.54

2/1/22-1/31/23	$31.50	$57,521.63

2/1/23-Termination Date	$32.50	$59,347.71
BASE RENT FOR 3RD FLOOR ADDITIONAL PREMISES

PERIOD	BASE RENT ANNUM (RSF)	MONTHLY BASE RENT
6/1/14-1/31/15	$23.50	$44,855.63

2/1/15-1/31/16	$24.50	$46,764.38

2/1/16-1/31/17	$25.50	$48,673.13

2/1/17-1/31/18	$26.50	$50,581.88

2/1/18-1/31/19	$27.50	$52,490.63

2/1/19-1/31/20	$28.50	$54,399.38

2/1/20-1/31/21	$29.50	$56,308.13

2/1/21-1/31/22	$30.50	$58,216.88

2/1/22-1/31/23	$31.50	$60,125.63

2/1/23-Termination Date	$32.50	$62,034.38

[BASE RENT FOR EXISTING PREMISES FOLLOWS ON NEXT PAGES]

SCHEDULE 1
BASE RENT FOR EXISTING PREMISES
INCREMENT 1

PERIOD	BASE RENT ANNUM (RSF)	MONTHLY BASE RENT

*Rent Commencement
Date-6/30/2014	$23.50	$34,962.13
		(based on 17,853 rsf)

7/1/14-1/31/15	$23.50	$200,889.75
		(based on 17,853 rsf)

2/1/15-1/31/16	$24.50	$209,438.25

2/1/16-1/31/17	$25.50	$217,986.75

2/1/17-1/31/18	$26.50	$226,535.25

2/1/18-1/31/19	$27.50	$235,083.75

2/1/19-1/31/20	$28.50	$243,632.25

2/1/20-1/31/21	$29.50	$252,180.75

2/1/21-1/31/22	$30.50	$260,729.25

2/1/22-1/31/23	$31.50	$269,277.75

2/1/23-Termination Date	$32.50	$277,826.25
*During the period from the Increment I Rent Commencement Date through June 30, 2014, Base Rent shall be payable for Increment I based on 17,853 rentable square feet, notwithstanding that Increment 1 consists of 102,582 rentable square feet.
INCREMENT 2

PERIOD	BASE RENT ANNUM (RSF)	MONTHLY BASE RENT

*Rent Commencement
Date-6/30/2014	$23.50	$30,222.96
		(based on 15,433 rsf)

7/1/14-1/31/15	$23.50	113726.29
		(based on 58,073 rsf)

2/1/15-1/31/16	$24.50	$118,565.71

2/1/16-1/31/17	$25.50	$123,405.13

2/1/17-1/31/18	$26.50	$128,244.54

2/1/18-1/31/19	$27.50	$133,083.96

2/1/19-1/31/20	$28.50	$137,923.38

2/1/20-1/31/21	$29.50	$142,762.79

2/1/21-1/31/22	$30.50	$147,602.21

2/1/22-1/31/23	$31.50	$152,441.63

2/1/23-Termination Date	$32.50	$157,281.04
*During the period from the Increment 2 Rent Commencement Date through June 30, 2014, Base Rent shall be payable for Increment 2 based on 15,433 rentable square feet, notwithstanding that Increment 2 consists of 58,073 rentable square feet.

INCREMENT 3

PERIOD	BASE RENT ANNUM (RSF)	MONTHLY BASE RENT

Rent Commencement
Date-1/31/15	$23.50	$37,899.63

2/1/15-1/31/16	$24.50	$39,512.38

2/1/16-1/31/17	$25.50	$41,125.13

2/1/17-1/31/18	$26.50	$42,737.88

2/1/18-1/31/19	$27.50	$44,350.63

2/1/19-1/31/20	$28.50	$45,963.38

2/1/20-1/31/21	$29.50	$47,576.13

2/1/21-1/31/22	$30.50	$49,188.88

2/1/22-1/31/23	$31.50	$50,801.63

2/1/23-Termination Date	$32.50	$52,414.38
INCREMENT 4

PERIOD	BASE RENT ANNUM (RSF)	MONTHLY BASE RENT

Rent Commencement Date-
Date-1/31/17	$22.50	$119,144.50

2/1/17-1/31/18	$26.50	$123,816.83

2/1/18-1/31/19	$27.50	$128,489.29

2/1/19-1/31/20	$28.50	$133,161.50

2/1/20-1/31/21	$29.50	$137,833.83

2/1/21-1/31/22	$30.50	$142,506.17

2/1/22-1/31/23	$31.50	$147,178.50

2/1/23-Termination Date	$32.50	$151,850.83

SCHEDULE 2
TENANT'S PRO RATA SHARE
2nd Floor Additional Premises: 6.45%
3rd Floor Additional Premises: 6.74%
Existing Premises:

Increment	Floor(s)	Tenant's Pro Rata Share	Cumulative Tenant's Pro Rata Share

1	1 North	12.54%
	2 North	12.40%
	3 North	5.25%	30.19%
2	Ground	17.09%	47.28%
3	3 Center	5.70%	52.97%
4	4 North	10.89%
	1 South	5.61%	69.48%

SCHEDULE 3
ALLOWANCE SCHEDULE FOR ACCELERATED INCREMENT 4 SPACE
2601 Elliot Avenue
Zulily, Inc. - Acceleration of Increment 4 Commencement Date

Rent Commencement Date	Rent End Date (Lease Termination)	# Months	TI Allowance per Rentable Square Foot
1/15/2014	1/31/2024	120	$50.00
2/1/2014	1/31/2024	120	50.00
3/1/2014	1/31/2024	119	49.58
4/1/2014	1/31/2024	118	49.17
5/1/2014	1/31/2024	117	48.75
6/1/2014	1/31/2024	116	48.33
7/1/2014	1/31/2024	115	47.92
8/1/2014	1/31/2024	114	47.50
9/1/2014	1/31/2024	113	47.08
10/1/2014	1/31/2024	112	46.67
11/1/2014	1/31/2024	111	46.25
12/1/2014	1/31/2024	110	45.83
1/1/2015	1/31/2024	109	45.42
2/1/2015	1/31/2024	108	45.00
3/1/2015	1/31/2024	107	44.58
4/1/2015	1/31/2024	106	44.17
5/1/2015	1/31/2024	105	43.75
6/1/2015	1/31/2024	104	43.33
7/1/2015	1/31/2024	103	42.92
8/1/2015	1/31/2024	102	42.50
9/1/2015	1/31/2024	101	42.08
10/1/2015	1/31/2024	100	41.67
11/1/2015	1/31/2024	99	41.25
12/1/2015	1/31/2024	98	40.83
1/1/2016	1/31/2024	97	40.42
2/1/2016	1/31/2024	96	40.00
3/1/2016	1/31/2024	95	39.58
4/1/2016	1/31/2024	94	39.17